EXHIBIT 99.1

SOUTHSIDE BANCSHARES, INC.
ANNOUNCES NET INCOME FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2013
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (July 25, 2013) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:  SBSI) today reported its financial results for the three and six months ended June 30, 2013.

Southside reported net income of $10.1 million for the three months ended June 30, 2013, an increase of $2.3 million, or 30.3%, when compared to the same period in 2012.  Net income for the six months ended June 30, 2013 increased $729,000, or 4.1%, to $18.6 million when compared to $17.9 million for the same period in 2012.

Diluted earnings per common share were $0.56 and $0.42 for the three months ended June 30, 2013 and June 30, 2012, respectively, an increase of $0.14, or 33.3%.  For the six months ended June 30, 2013, diluted earnings per common share increased $0.06, or 6.1% to $1.04 when compared to $0.98 for the same period in 2012.

The return on average shareholders’ equity for the six months ended June 30, 2013, was 14.52%, compared to 13.51% for the same period in 2012.  The annual return on average assets was 1.14% for the six months ended June 30, 2013 compared to 1.09% for the same period in 2012.

“It is a pleasure to report that Southside enjoyed an excellent second quarter,” stated Sam Dawson, President and Chief Executive Officer of Southside Bancshares, Inc. “One of the drivers of the 30.3% increase in net income during the second quarter when compared to the same period in 2012 was the increase in our net interest margin and spread. We also experienced a nice increase in our net interest margin and spread on a linked quarter basis as the average yield of our loans and securities increased, coupled with a decrease in our cost of funds. During the six months ended June 30, 2013 loans increased $30.5 million or an annualized 4.8%. Lower credit costs continued as asset quality ratios remained sound and improved on a linked quarter basis with nonperforming assets to total assets decreasing to 0.36%.”

“In addition to expanding our footprint in Austin during the first six months of 2013, we have also made some key strategic hires in our East Texas market area. Joining us are two former East Texas regional bank presidents to complement our strong team of lenders in East Texas. Given these new investments, we are excited about our future loan growth opportunities. Southside Financial Group, our subprime auto company has been able to acquire several attractive loan packages and has grown that loan portfolio approximately $17 million during 2013. ”
“We are fortunate that Texas has several growing and diverse markets. We continue to evaluate strategic growth opportunities either through acquisition or branch expansion that would allow us to export our traditional community banking model and increase franchise value. Our financial strength and organically grown capital provides us strategically important future flexibility.”
“During the quarter we sold lower coupon and longer duration municipal securities and purchased municipal securities with higher coupons, increasing our average municipal coupon by approximately 47 basis points. Mortgage-backed securities (MBS) purchases included U.S. Agency Commercial MBS with maturities less than 10 years and short duration U.S. Agency MBS at lower premiums that created a favorable risk reward scenario. At June 30, 2013, total unamortized premium for our MBS portfolio had decreased to approximately $33 million from $41 million at March 31, 2013.”
“We continued to manage both sides of the balance sheet during the second quarter and added additional long-term funding while at the same time prepaying higher priced short-term FHLB advances. In April, we prepaid $66.2 million of FHLB advances with an average rate of 4.03%. In June we prepaid an additional $24 million of FHLB advances with an average rate of 3.02%. This represented all of our higher priced advances maturing through February of 2014. We paid prepayment fees of $988,000 which were more than offset by gains on the sale of securities. These prepayments will provide an immediate positive impact to our net interest margin and spread. We will continue to add long-term funding as a hedge against future potential increases in interest rates.”
“We are excited about building on this excellent quarter. Thank you for your continued support and encouragement.”
Loans and Deposits

For the six months ended June 30, 2013, total loans increased by $30.5 million, or 2.4%, when compared to December 31, 2012.  During the six months ended June 30, 2013, real estate 1-4 family increased $16.4 million, loans to individuals increased $11.3 million, construction loans increased $9.7 million, municipal loans increased $3.2 million, commercial loans decreased $6.1 million, and real estate other decreased $4.1 million.

Nonperforming assets decreased during the first six months of 2013 by $2.4 million, or 16.6%, to $12.3 million, or 0.36% of total assets at June 30, 2013, when compared to 0.45% at December 31, 2012.  This decrease is primarily a result of a decrease in nonaccrual loans and repossessed assets.

During the six months ended June 30, 2013, deposits, net of brokered deposits, increased $130.9 million, or 5.6%, compared to December 31, 2012.  During this six month period public fund deposits increased $6.6 million.

Net Interest Income for the Three Months

Net interest income increased $1.3 million, or 5.7%, to $23.8 million for the three months ended June 30, 2013, when compared to $22.5 million for the same period in 2012.  For the three months ended June 30, 2013, our net interest spread increased to 3.31% when compared to 2.98% for the same period in 2012.  The net interest margin increased to 3.47% for the three months ended June 30, 2013 compared to 3.21% for the same period in 2012.  The primary reason for the increase in the net interest spread and margin was the decrease in the yield on the interest bearing liabilities of 41 basis points compared to the same period in 2012.

Net Interest Income for the Six Months

Net interest income decreased $1.8 million, or 3.8%, to $44.8 million for the six months ended June 30, 2013, when compared to $46.5 million for the same period in 2012.  For the six months ended June 30, 2013, our net interest spread increased to 3.17% from 3.11% for the same period in 2012.  The net interest margin decreased to 3.34% for the six months ended June 30, 2013, compared to 3.36% for the same period in 2012.

Net Income for the Three Months

Net income increased $2.3 million, or 30.3%, for the three months ended June 30, 2013, to $10.1 million when compared to the same period in 2012. The increase was primarily the result of an increase in net interest income of $1.3 million coupled with a $1.8 million increase in gain on sale of securities and a decrease of $1.4 million in FHLB advance option impairment charges, which was partially offset by an increase in salary and benefit expense of $1.3 million and FHLB prepayment penalties of $1.0 million paid during the three months ended June 30, 2013.

Noninterest expense increased $2.1 million, or 10.8%, for the three months ended June 30, 2013, compared to the same period in 2012 primarily due to the increase in salaries and employee benefits expense and FHLB prepayment penalties.

Net Income for the Six Months

Net income for the six months ended June 30, 2013 increased $729,000, or 4.1%, to $18.6 million, when compared to $17.9 million for the same period in 2012. This increase was mainly due to a $2.7 million decrease in provision for loan losses and a $1.8 million decrease in FHLB advance impairment charges, which was mostly offset by a decrease in net interest income of $1.8 million and an increase of $2.6 million in salary and benefit expense and FHLB prepayment penalties of $1.0 million.

Noninterest expense increased $3.9 million, or 10.3%, primarily due to the increase in salaries and employee benefits expense and FHLB prepayment penalties.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $3.4 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 50 banking centers in Texas and operates a network of 49 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susan.hill@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, growth and earnings and certain market risk disclosures, including the impact of interest rate and other economic uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	At June 30, 2013	At December 31, 2012	At June 30, 2012

	(dollars in thousands)
		(unaudited)
Selected Financial Condition Data (at end of period):

Total assets	$3,384,978	$3,237,403	$3,400,956
Loans	1,293,429	1,262,977	1,183,200
Allowance for loan losses	18,370	20,585	20,194
Mortgage-backed and related securities:
Available for sale, at estimated fair value	821,760	806,360	1,204,759
Held to maturity, at amortized cost	240,514	245,538	330,138
Investment securities:
Available for sale, at estimated fair value	488,321	617,707	418,215
Held to maturity, at amortized cost	302,775	1,009	1,010
Federal Home Loan Bank stock, at cost	27,153	27,889	34,334
Deposits	2,499,338	2,351,897	2,395,872
Long-term obligations	502,119	429,408	427,300
Equity	235,433	257,763	263,356
Nonperforming assets	12,270	14,717	13,778
Nonaccrual loans	8,179	10,314	10,077
Accruing loans past due more than 90 days	—	15	1
Restructured loans	3,053	2,998	2,352
Other real estate owned	772	686	960
Repossessed assets	266	704	388

Asset Quality Ratios:
Nonaccruing loans to total loans	0.63%	0.82%	0.85%
Allowance for loan losses to nonaccruing loans	224.60	199.58	200.40
Allowance for loan losses to nonperforming assets	149.71	139.87	146.57
Allowance for loan losses to total loans	1.42	1.63	1.71
Nonperforming assets to total assets	0.36	0.45	0.41
Net charge-offs to average loans	0.75	0.74	0.63

Capital Ratios:
Shareholders’ equity to total assets	6.96	7.96	7.74
Average shareholders’ equity to average total assets	7.88	8.17	8.05

Loan Portfolio Composition

The following table sets forth loan totals by category for the periods presented:

	At June 30, 2013	At December 31, 2012	At June 30, 2012
		(in thousands)
		(unaudited)
Real Estate Loans:
Construction	$123,493	$113,744	$105,675
1-4 Family Residential	385,241	368,845	325,720
Other	232,632	236,760	214,885
Commercial Loans	153,985	160,058	146,499
Municipal Loans	224,134	220,947	215,256
Loans to Individuals	173,944	162,623	175,165
Total Loans	$1,293,429	$1,262,977	$1,183,200

	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,

	2013	2012	2013	2012
	(dollars in thousands)
	(unaudited)
Selected Operating Data:
Total interest income	$28,185	$29,442	$54,216	$61,158
Total interest expense	4,344	6,897	9,445	14,617
Net interest income	23,841	22,545	44,771	46,541
Provision for loan losses	2,021	2,174	2,513	5,226
Net interest income after provision for loan losses	21,820	20,371	42,258	41,315
Noninterest income
Deposit services	3,904	3,838	7,657	7,586
Gain on sale of securities available for sale	5,052	3,297	9,417	9,269
Loss on sale of securities carried at fair value through income	—	(13)	—	(498)

Total other-than-temporary impairment losses	—	(21)	(52)	(21)
Portion of loss recognized in other comprehensive income (before taxes)	—	(19)	10	(160)
Net impairment losses recognized in earnings	—	(40)	(42)	(181)

FHLB advance option impairment charges	—	(1,364)	—	(1,836)
Gain on sale of loans	241	298	560	429
Trust income	733	669	1,453	1,346
Bank owned life insurance income	264	254	518	520
Other	953	1,123	1,844	2,234
Total noninterest income	11,147	8,062	21,407	18,869
Noninterest expense
Salaries and employee benefits	13,401	12,142	26,610	23,975
Occupancy expense	1,897	1,851	3,768	3,609
Advertising, travel & entertainment	656	603	1,297	1,207
ATM and debit card expense	303	287	684	566
Director fees	273	273	537	541
Supplies	169	222	419	381
Professional fees	562	612	1,202	1,303
Telephone and communications	384	445	835	851
FDIC insurance	409	414	830	884
FHLB prepayment penalties	988	—	988	—
Other	2,124	2,247	4,315	4,301
Total noninterest expense	21,166	19,096	41,485	37,618
Income before income tax expense	11,801	9,337	22,180	22,566
Provision for income tax expense	1,729	1,608	3,583	4,698
Net income	$10,072	$7,729	$18,597	$17,868

Common share data:
Weighted-average basic shares outstanding	17,849	18,210	17,853	18,203
Weighted-average diluted shares outstanding	17,881	18,223	17,879	18,216
Net income per common share
Basic	$0.56	$0.42	$1.04	$0.98
Diluted	0.56	0.42	1.04	0.98
Book value per common share	—	—	13.18	14.45
Cash dividend paid per common share	0.20	0.20	0.40	0.38

	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Selected Performance Ratios:
Return on average assets	1.21%	0.92%	1.14%	1.09%
Return on average shareholders’ equity	15.65	11.68	14.52	13.51
Average yield on interest earning assets	4.02	4.10	3.96	4.32
Average yield on interest bearing liabilities	0.71	1.12	0.79	1.21
Net interest spread	3.31	2.98	3.17	3.11
Net interest margin	3.47	3.21	3.34	3.36
Average interest earnings assets to average interest bearing liabilities	128.30	126.12	127.57	125.71
Noninterest expense to average total assets	2.54	2.28	2.55	2.29
Efficiency ratio	60.70	60.89	64.25	59.00

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities.

		AVERAGE BALANCES AND YIELDS
			(dollars in thousands)
			(unaudited)
			Six Months Ended
	June 30, 2013			June 30, 2012
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,277,991	$37,950	5.99%	$1,137,397	$36,132	6.39%
Loans Held For Sale	1,786	28	3.16%	1,637	31	3.81%
Securities:
Investment Securities (Taxable)(4)	64,835	533	1.66%	5,167	51	1.98%
Investment Securities (Tax-Exempt)(3)(4)	602,757	12,971	4.34%	278,435	8,473	6.12%
Mortgage-backed and Related Securities (4)	1,038,261	8,616	1.67%	1,592,499	21,035	2.66%
Total Securities	1,705,853	22,120	2.61%	1,876,101	29,559	3.17%
FHLB stock and other investments, at cost	27,999	99	0.71%	34,553	133	0.77%
Interest Earning Deposits	56,369	78	0.28%	14,750	15	0.20%
Total Interest Earning Assets	3,069,998	60,275	3.96%	3,064,438	65,870	4.32%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	46,485			42,004
Bank Premises and Equipment	50,171			50,551
Other Assets	127,989			167,295
Less: Allowance for Loan Loss	(19,044)			(19,501)
Total Assets	$3,275,599			$3,304,787
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$106,444	71	0.13%	$94,647	73	0.16%
Time Deposits	618,157	2,280	0.74%	821,752	4,371	1.07%
Interest Bearing Demand Deposits	1,070,951	1,720	0.32%	859,343	1,716	0.40%
Total Interest Bearing Deposits	1,795,552	4,071	0.46%	1,775,742	6,160	0.70%
Short-term Interest Bearing Liabilities	152,090	1,639	2.17%	311,948	3,326	2.14%
Long-term Interest Bearing Liabilities – FHLB Dallas	398,570	3,011	1.52%	289,743	3,476	2.41%
Long-term Debt (5)	60,311	724	2.42%	60,311	1,655	5.52%
Total Interest Bearing Liabilities	2,406,523	9,445	0.79%	2,437,744	14,617	1.21%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	559,762			547,150
Other Liabilities	51,087			53,926
Total Liabilities	3,017,372			3,038,820
SHAREHOLDERS’ EQUITY	258,227			265,967
Total Liabilities and Shareholders’ Equity	$3,275,599			$3,304,787
NET INTEREST INCOME		$50,830			$51,253
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.34%			3.36%
NET INTEREST SPREAD			3.17%			3.11%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $1,923 and $1,867 for the six months ended June 30, 2013 and June 30, 2012, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $4,136 and $2,845 for the six months ended June 30, 2013 and June 30, 2012, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.

Note: As of June 30, 2013 and June 30, 2012, loans totaling $8,179 and $10,077, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

		AVERAGE BALANCES AND YIELDS
		(dollars in thousands)
			(unaudited)
	Three Months Ended
	June 30, 2013			June 30, 2012
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,288,494	$19,322	6.01%	$1,165,141	$18,442	6.37%
Loans Held For Sale	1,311	12	3.67%	1,568	14	3.59%
Securities:
Investment Securities (Taxable)(4)	39,719	169	1.71%	5,660	20	1.42%
Investment Securities (Tax-Exempt)(3)(4)	691,435	7,167	4.16%	307,465	4,483	5.86%
Mortgage-backed and Related Securities (4)	1,036,866	4,680	1.81%	1,606,106	8,872	2.22%
Total Securities	1,768,020	12,016	2.73%	1,919,231	13,375	2.80%
FHLB stock and other investments, at cost	29,074	34	0.47%	35,202	54	0.62%
Interest Earning Deposits	46,362	35	0.30%	8,226	9	0.44%
Total Interest Earning Assets	3,133,261	31,419	4.02%	3,129,368	31,894	4.10%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	44,334			41,112
Bank Premises and Equipment	50,214			50,509
Other Assets	126,262			167,246
Less: Allowance for Loan Loss	(18,095)			(19,945)
Total Assets	$3,335,976			$3,368,290
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$108,446	35	0.13%	$96,527	36	0.15%
Time Deposits	614,115	1,118	0.73%	782,371	1,894	0.97%
Interest Bearing Demand Deposits	1,080,605	848	0.31%	863,308	835	0.39%
Total Interest Bearing Deposits	1,803,166	2,001	0.45%	1,742,206	2,765	0.64%
Short-term Interest Bearing Liabilities	149,913	389	1.04%	367,195	1,734	1.90%
Long-term Interest Bearing Liabilities – FHLB Dallas	428,800	1,592	1.49%	311,550	1,573	2.03%
Long-term Debt (5)	60,311	362	2.41%	60,311	825	5.50%
Total Interest Bearing Liabilities	2,442,190	4,344	0.71%	2,481,262	6,897	1.12%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	580,572			565,344
Other Liabilities	55,120			55,593
Total Liabilities	3,077,882			3,102,199
SHAREHOLDERS’ EQUITY	258,094			266,091
Total Liabilities and Shareholders’ Equity	$3,335,976			$3,368,290
NET INTEREST INCOME		$27,075			$24,997
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.47%			3.21%
NET INTEREST SPREAD			3.31%			2.98%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $944 and $930 for the three months ended June 30, 2013 and June 30, 2012, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $2,290 and $1,522 for the three months ended June 30, 2013 and June 30, 2012, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.

Note: As of June 30, 2013 and June 30, 2012, loans totaling $8,179 and $10,077, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.